Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Series Portfolios Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Series Portfolios Trust for the annual period ended April 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Series Portfolios Trust for the stated period.

/s/ Ryan Roell Ryan Roell President, Series Portfolios Trust	/s/ Cullen Small Cullen Small Treasurer, Series Portfolios Trust
Dated: 6/28/2022	Dated: 6/28/2022

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Series Portfolios Trust for purposes of the Securities Exchange Act of 1934.